Carriage Services to Present Virtually and Host 1x1 Investor Meetings at the Virtual Sidoti Winter 2021 Investor Conference on January 13th
HOUSTON - Jan. 12, 2021 (GLOBE NEWSWIRE) - Carriage Services, Inc. (NYSE: CSV) today announced they are participating in the Virtual Sidoti Winter 2021 Investor Conference on January 13, 2021. Carriage Services has also released a new presentation which can be accessed through the Sidoti conference portal for registered participants and in the investor relations section of the Company's website: www.carriageservices.com.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 178 funeral homes in 26 states and 32 cemeteries in 12 states.
For more information, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email
InvestorRelations@carriageservices.com.

Source: Carriage Services, Inc.
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